UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 1, 2011
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-14303	38-3161171

(Commission File Number)	(I.R.S. Employer Identification Number)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of principal executive offices)	(zip code)
(313) 758-2000
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8—K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a—12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e—4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-10.1
EX-99.1

SECTION 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
Financing Transactions
     On June 30, 2011, American Axle & Manufacturing, Inc. (“AAM”), a wholly owned subsidiary of American Axle & Manufacturing Holdings, Inc. (“Company”), amended and restated the Credit Agreement dated as of January 9, 2004 (as amended and restated, the “Amended and Restated Revolving Credit Agreement” and the facility thereunder, the “Amended Revolving Credit Facility”), among the Company, as guarantor, AAM, as borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint lead arrangers and joint bookrunners. The Revolving Credit Amendment and Restatement Agreement dated as of June 30, 2011 (the “Revolving Credit Restatement Agreement”) required the satisfaction of certain conditions precedent, including the termination of the Credit Agreement dated as of September 16, 2009, as amended, among the Company, AAM and General Motors Company, as lender.
     The Amended and Restated Revolving Credit Agreement, among other things, increased the aggregate commitments by approximately $79 million and extended the maturity of $235 million of the aggregate commitments to June 30, 2016 (“class D facility”). The class D facility includes loans held by lenders that agreed to extend and increase their respective commitments and new lenders to the facility. The Amended and Restated Revolving Credit Agreement also includes a class A loan facility of approximately $53 million, which matures on December 31, 2011, and a class C loan facility of approximately $87 million, which matures on June 30, 2013.
     Borrowings under the Amended Revolving Credit Facility bear interest at rates based on adjusted LIBOR or an alternate base rate, plus an applicable margin. The applicable margin for LIBOR based loans for lenders with commitments under the new class D facility will be between 3.00% and 4.50%, depending upon the corporate ratings of the Company. The applicable margin for the class A and class C facilities remains the same.
     Under the Amended Revolving Credit Facility, certain negative covenants were revised to provide increased flexibility. In addition, in the event AAM achieves investment grade corporate credit ratings from S&P and Moody’s, AAM may elect to release all of the collateral from the liens granted pursuant to the Collateral Agreement (defined below), subject to notice requirements and other conditions.
     The Amended Revolving Credit Facility is secured on a first priority basis by all or substantially all of the assets of AAM and each guarantor under the Collateral Agreement dated as of November 7, 2008, as amended and restated as of December 18, 2009 and as further amended on June 30, 2011 (the “Collateral Agreement”), among AAM, the Company and its domestic subsidiaries (other than AAM) and JPMorgan Chase Bank, N.A., as collateral agent for the lenders under the Amended and Restated Revolving Credit Agreement and the secured noteholders under the Indenture dated as of December 18, 2009, among AAM, as issuer, the guarantors and U.S. Bank National Association, as trustee.
     A copy of the Amended and Restated Revolving Credit Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. A copy of the Collateral Agreement is attached as Exhibit 99.1 and is incorporated herein by reference.

SECTION 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement dated as of January 9, 2004, as amended and restated as of December 18, 2009, and as further amended and restated as of June 30, 2011, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., JPMorgan Chase Bank, N.A. as Administrative Agent for the lenders party thereto, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners.

99.1	Collateral Agreement dated as of November 7, 2008, as amended and restated as of December 18, 2009, and as further amended on June 30, 2011, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., certain subsidiaries of American Axle & Manufacturing, Inc. identified therein and JPMorgan Chase Bank, N.A., as Collateral Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

By: Name:	/s/ MICHAEL K. SIMONTE Michael K. Simonte
Title:	Executive Vice President — Finance & Chief Financial Officer (also in capacity of Chief Accounting Officer)
Dated: July 1, 2011

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement dated as of January 9, 2004, as amended and restated as of December 18, 2009, and as further amended and restated as of June 30, 2011, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., JPMorgan Chase Bank, N.A. as Administrative Agent for the lenders party thereto, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners.

99.1	Collateral Agreement dated as of November 7, 2008, as amended and restated as of December 18, 2009, and as further amended on June 30, 2011, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., certain subsidiaries of American Axle & Manufacturing, Inc. identified therein and JPMorgan Chase Bank, N.A., as Collateral Agent.